                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 16, 1998


                          MOLTEN METAL TECHNOLOGY, INC.
        ---------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


            DELAWARE                       0-21042               52-1659959
-------------------------------   ------------------------   -------------------
(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
          Incorporation)                                     Identification No.)



                     421 CURRANT ROAD, FALL RIVER, MA 02720
                     --------------------------------------
                     Address of Principal Executive Offices

       Registrant's telephone number, including area code: (508) 675-3900

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) CESSATION OF CLIENT-AUDITOR RELATIONSHIP WITH REGISTRANT'S INDEPENDENT ACCOUNTANTS

     With the filing of its voluntary Chapter 11 petition (see Item 5. below), the ability of Molten Metal Technology, Inc. (the "Company") to employ attorneys, accountants and other professionals became subject to Bankruptcy Court approval. Under Section 327 of the Bankruptcy Code, the Company is required to seek court approval to retain professionals, including independent accountants, subject to a showing in most instances that the professional is a "disinterested person" with respect to the Company. To qualify in most instances as a "disinterested person" within the meaning of the Bankruptcy Code, a professional, among other things, must either (i) not hold a prepetition claim against the debtor or (ii) have waived such claim as a condition to employment in the Chapter 11 case.

     Price Waterhouse LLP has served as the Company's independent accountant since 1992. At the time the Cases were filed, the Company owed Price Waterhouse $129,000, and Price Waterhouse became a prepetition creditor of the Company. Thus, to continue as the Company's independent accountants while the Company is in Chapter 11, Price Waterhouse probably would have had to waive its claim as a creditor of the Company. Following discussions between the Company and Price Waterhouse regarding the Company's expected ongoing accounting needs while in Chapter 11 and the Company's relocation of its corporate accounting functions to Tennessee, Price Waterhouse declined to stand for reelection and in a letter dated March 16, 1998 advised the Company that the client-auditor relationship had ceased.

     Price Waterhouse served as the Company's independent accountants for over 5 years. Price Waterhouse's audit reports for the Company during this time period did not contain any adverse opinions, disclaimers or qualifications, and there were no disagreements (within the meaning of Item 304 of Regulation S-K) between the Company and Price Waterhouse during this entire time period and through the date of this report.

     During 1996 and 1997, issues arose relating to certain billings for services rendered by the Company to M4 Environmental L.P. ("M4") in 1996 which were disputed and not paid by M4. Based upon the Company's and Price Waterhouse's investigation of these issues in conjunction with its audit of the 1996 financial statements, Price Waterhouse advised the Company of material weaknesses surrounding the Company's procedures for monitoring contractual relationships, billing for services and accounting related thereto, and that Price Waterhouse was unable to rely upon management's representations in the manner in which it previously could. As a result of its review of these issues as well as the restructuring of the Company's and Lockheed Martin Corporation's relationship with respect to their then-joint ownership of M4, Price Waterhouse advised the Company that it would need to significantly expand the scope of the audit of the 1996 financial statements. These issues were thoroughly reviewed by the Audit Committee of the Company's Board of Directors, and there was no disagreement between the Company and Price Waterhouse (within the meaning of Item 304 of Regulation S-K) in resolving these issues or the necessary actions or adjustments. As a result, Price Waterhouse did significantly expand the scope of its audit. The results of the expanded audit affected the Company's financial results for the 2nd quarter of 1996 (April 1, 1996 through June 30, 1996) and 3rd quarter of 1996 (July 1, 1996 through September 30, 1996). As a result, the Company restated its financial results for the 2nd and 3rd quarters of 1996 to reflect these adjustments and reported these restated financial results in two Forms 10-Q/A filed on August 8, 1997.

     The Company and its subsidiaries (see Item 5. below) are now in the process of seeking a new certifying accountant. Although there is no disagreement between the Company and Price Waterhouse concerning the matters discussed above or the actions taken with regard thereto, the Company has authorized Price Waterhouse to respond fully to any inquiries of the successor accountant concerning these matters.

     Price Waterhouse has reviewed and agrees with the statements above made by the Company in connection with the cessation of the client-auditor relationship. A letter to that effect from Price Waterhouse is attached hereto as Exhibit 16 and is incorporated herein by reference.

ITEM 5.   OTHER EVENTS

MONTHLY OPERATING REPORTS FILED WITH UNITED STATES TRUSTEE

     On December 3, 1997, Molten Metal Technology, Inc. (the "Company") and its subsidiaries filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The petition was filed in the U.S. Bankruptcy Court for the District of Massachusetts (Eastern Division). The case numbers are as follows:

         Molten Metal Technology, Inc.               97-21385-CJK
         MMT of Tennessee Inc.                       97-21386-CJK
         MMT Federal Holdings, Inc.                  97-21387-CJK
         M4 Environmental Management Inc.            97-21388-CJK
         M4 Environmental L.P.                       97-21389-CJK

     Pursuant to Federal Rule of Bankruptcy Procedure 2015 and the United States Trustee's Operating Guidelines and Reporting Requirements for Chapter 11 cases, each of the Company, MMT of Tennessee, Inc., MMT Federal Holdings, Inc., M4 Environmental Management Inc., and M4 Environmental, L.P. (collectively, the "Companies") must file a Monthly Operating Report (MOR) with the Office of the United States Trustee (region One). The MOR for each of the Companies for the month ending February 28, 1998, together with a consolidated report, was filed with the Office of the United States Trustee on March 20, 1998. Copies of these MORs are attached hereto as Exhibits 99.1 through 99.6 and are incorporated herein by reference.

CLOSING OF $20 MILLION FINANCING TRANSACTION

     On March 9, 1998 the Company announced it had received Bankruptcy Court approval for a $20 million loan facility from affiliates of Morgens, Waterfall, Vintiadis & Company, Inc. (the "Lender"). The $20 million financing will be used to repay a short-term loan received from the Lender and to enhance the operations of the Company's two operating plants in Oak Ridge, Tennessee. The loan will become due on December 31, 1999 or the effective date of a Reorganization Plan for any of the Companies, whichever is earlier. Closing of the loan and initial advance of funds was completed on March 20, 1998.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c)       Exhibits

Exhibit
Number      Description of Document
-------     -----------------------
16          Letter re Change in Certifying Accountant

99.1 Monthly Operating Report (Consolidated) of the Company and its subsidiaries for the month ending February 28, 1998(1)

99.2        Monthly Operating Report of the Company for the month ending
            February 28, 1998(1)

99.3        Monthly Operating Report of the Company's subsidiary MMT of
            Tennessee Inc. for the month ending February 28, 1998(1)

99.4        Monthly Operating Report of the Company's subsidiary MMT Federal
            Holdings, Inc. for the month ending February 28, 1998(1)

99.5        Monthly Operating Report of the Company's subsidiary M4
            Environmental Management Inc. for the month ending
            February 28, 1998(1)

99.6        Monthly Operating Report of the Company's subsidiary M4
            Environmental, L.P. for the month ending February 28, 1998(1)

(1) The Company agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the Commission upon its request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MOLTEN METAL TECHNOLOGY, INC.



Dated: March 23, 1998                 By: /s/ F. Gordon Bitter
                                          -------------------------------
                                          F. Gordon Bitter
                                          Chief Executive Officer and
                                          Chief Financial Officer